Exhibit 10.3


                            ASSET PURCHASE AGREEMENT


                                     between


                         BLUE WATER MEDICAL SUPPLY, INC.
                                       and
                      BLUE WATER INDUSTRIAL PRODUCTS, INC.
                            (collectively, "Seller")


                                       and


                         LIFE CRITICAL CARE CORPORATION
                                  ("Purchaser")


                                January 22, 1996

                                TABLE OF CONTENTS

                                                                    Page

RECITALS...........................................................  1

ARTICLE 1.  PURCHASE AND SALE OF ASSETS............................  1

    SECTION 1.1    Closing Date....................................  1
    SECTION 1.2    Purchase and Sale of Assets.....................  1
    SECTION 1.3    Excluded Assets.................................  2
    SECTION 1.4    Purchase Price..................................  2
    SECTION 1.5    Payment of Purchase Price.......................  2
    SECTION 1.6    Liabilities Assumed.............................  6
    SECTION 1.7    Allocation of Purchase Price....................  7
    SECTION 1.8    Change and Use of Name..........................  7
    SECTION 1.9    Accounts Receivable.............................  7

ARTICLE 2.  REPRESENTATIONS AND WARRANTIES OF SELLER...............  7

    SECTION 2.1    Organization and Qualification, Etc.............  7
    SECTION 2.2    Authority Relative to Agreement.................  8
    SECTION 2.3    No Breach; Consents.............................  8
    SECTION 2.4    No Material Adverse Change......................  8
    SECTION 2.5    Title to Purchased Assets.......................  8
    SECTION 2.6    Tax Matters.....................................  9
    SECTION 2.7    Contracts and Commitments.......................  9
    SECTION 2.8    Litigation, Etc................................. 11
    SECTION 2.9    Brokerage....................................... 11
    SECTION 2.10   Insurance....................................... 11
    SECTION 2.11   Compliance with Laws............................ 11
    SECTION 2.12   Employees....................................... 11
    SECTION 2.13   Licenses and Permits............................ 11
    SECTION 2.14   Business Records................................ 12
    SECTION 2.15.  Environmental Matters........................... 12
    SECTION 2.16.  Financial Statements............................ 12
    SECTION 2.17.  Material Misstatements or Omissions............. 12
    SECTION 2.18.  Effective Date of Warranties, Representations
                        and Covenants.............................. 13

ARTICLE 3.  REPRESENTATIONS AND WARRANTIES OF PURCHASER............ 13

    SECTION 3.1    Organization, Etc............................... 13
    SECTION 3.2    Authority Relative to Agreement ................ 13
    SECTION 3.3    No Breach; Consents............................. 13
    SECTION 3.4    Litigation...................................... 14
    SECTION 3.5    Compliance...................................... 14
    SECTION 3.6    Brokerage....................................... 14

ARTICLE 4.  CLOSING CONDITIONS..................................... 14

    SECTION 4.1    Closing Conditions Relating to Purchaser........ 14
    SECTION 4.2    Closing Conditions Relating to Seller........... 16

ARTICLE 5.  PRE-CLOSING AGREEMENTS................................. 17

    SECTION 5.1    Due Diligence................................... 17
    SECTION 5.2    Operation of Business........................... 17
    SECTION 5.3    Best Efforts.................................... 17
    SECTION 5.4    Confidentiality................................. 17
    SECTION 5.5    Public Announcements............................ 18

ARTICLE 6.  POST-CLOSING AGREEMENTS................................ 18

    SECTION 6.1    Indemnification by Seller ...................... 18
    SECTION 6.2    Further Assurances.............................. 20
    SECTION 6.3    Books and Records............................... 20
    SECTION 6.4    Employees ...................................... 21

ARTICLE 7.  MISCELLANEOUS.......................................... 21

    SECTION 7.1    Survival ....................................... 21
    SECTION 7.2    Termination .................................... 21
    SECTION 7.3    Expenses ....................................... 22
    SECTION 7.4    Amendments, Waivers and Remedies................ 22
    SECTION 7.5    Notices ........................................ 23
    SECTION 7.6    Assignment ..................................... 24
    SECTION 7.7    Severability ................................... 24
    SECTION 7.8    Complete Agreement ............................. 24
    SECTION 7.9    No Third-Party Beneficiaries ................... 24
    SECTION 7.10   Waiver of Bulk Sales Act ....................... 24
    SECTION 7.11   Singular and Plural; Gender .................... 24

    SECTION 7.12   Governing Law .................................. 24
    SECTION 7.13   Counterparts ................................... 24
    SECTION 7.14   Schedules....................................... 25
    SECTION 7.15   Headings........................................ 25
    SECTION 7.16   Further Documents............................... 25
    SECTION 7.17   Arbitration..................................... 25
    SECTION 7.18   Counsel......................................... 26
    SECTION 7.19   No Offer........................................ 26

    EXHIBITS AND SCHEDULES

    Exhibit 1.2.......Bill of Sale and Assignment of Assets/Medical Supply
    Exhibit 1.2.A.....Bill of Sale and Assignment of Assets/Industrial Products
    Schedule 1.3......Excluded Assets
    Schedule 1.6......Liabilities Assumed
    Schedule 1.7......Allocation of Purchase Price/Medical Supply
    Schedule 1.7.A....Allocation of Purchase Price/Industrial Products
    Schedule 2.5.1....Liens
    Schedule 2.7......Contracts and Commitments
    Schedule 2.8 .....Litigation
    Schedule 2.10.....Insurance
    Schedule 2.13.....Licenses and Permits
    Exhibit 4.1.1.2...Leases
    Exhibit 4.1.1.3...Covenant Not to Compete
    Exhibit 4.1.1.6...Opinion of Counsel for Seller
    Exhibit 4.1.1.7...Articles of Transfer
    Exhibit 4.2.1.2...Assignment and Assumption Agreement/Medical Supply
    Exhibit 4.2.1.2.A.Assignment and Assumption Agreement/Industrial Products
    Exhibit 4.2.1.4...Opinion of Counsel for Purchaser
    Exhibit 6.2.......Indemnification Agreement

                            ASSET PURCHASE AGREEMENT


         THIS ASSET PURCHASE AGREEMENT (this "Agreement") is made and entered into this 22nd day of January, 1996, by and between BLUE WATER MEDICAL SUPPLY, INC., a Michigan corporation ("Medical Supply"), and BLUE WATER INDUSTRIAL PRODUCTS, INC., a Michigan corporation ("Industrial Products") (Medical Supply and Industrial Products are collectively referred to herein as "Seller"); and LIFE CRITICAL CARE CORPORATION, a Delaware corporation ("Purchaser").

                               W I T N E S S E T H

         WHEREAS, Seller is engaged in the businesses of providing home medical equipment at facilities located at 37885 Green Street, New Baltimore, Michigan 48047, and of supplying industrial products at facilities located at 37280 Green Street, New Baltimore, Michigan 48047 (collectively, the "Business"); and

         WHEREAS, Purchaser desires to purchase, and Seller desires to sell, substantially all of the assets and properties of Seller, including the goodwill and all assets used in or necessary for the operation of the Business, on the terms and conditions set forth in this Agreement.

         NOW, THEREFORE, in consideration of the premises, and of the promises, agreements, representations and warranties hereinafter set forth, Seller and Purchaser hereby agree as follows:

                                    ARTICLE 1

                           PURCHASE AND SALE OF ASSETS

         SECTION 1.1. Closing Date. Subject to the terms and conditions hereof, the consummation of the transactions described herein (the "Closing") will take place at 10:00 a.m., within five (5) business days after the initial public offering by Purchaser as described in Section 4.1.0 hereof, but in no event later than April 30, 1996, at the offices of Sullivan, Ward, Bone, Tyler & Asher, P.C., 1000 Maccabees Center, 25800 Northwestern Highway, Southfield, Michigan 48075-1000, or at such other location as Purchaser may reasonably determine, or at such other time and date as the parties mutually may determine (the "Closing Date").

         SECTION 1.2. Purchase and Sale of Assets. Subject to Section 1.3, at the Closing, Seller (as used herein, Seller refers to each of the corporations
comprising   Seller,   as  applicable,   and  Seller  refers  to  each  of  such
corporations, jointly and severally, as applicable) will sell, convey, transfer and deliver to Purchaser, and Purchaser will purchase and receive from Seller, all of the assets, rights, and tangible and intangible property of Seller owned by Seller and used in the Business on the Closing Date (all of the assets described in this Section 1.2 are collectively referred to as the "Purchased Assets"). Subject to Section 1.3, the Purchased Assets shall include all property and assets owned by Seller and used in the Business, of every kind and description, wherever located,
including all property,  tangible or intangible, real,   personal   or  mixed,
inventory,   accounts   receivable,   equipment, improvements,  fixtures,
deposits on contractual obligations or otherwise, Seller's right to use the names "Blue Water Medical Supply" and "Blue Water Industrial Products", any derivatives or combinations thereof, and all books and records of Seller relating to the Business, including without limitation trade secret rights in any information, computer hardware and software, and all trade titles, marketing materials and direct mail systems developed to promote the Business, and all customer lists (past, present and prospective), all as the same shall exist on the Closing Date, including, without limitation, the assets and property listed or described in the Bills of Sale and Assignments of Assets (the "Bills of Sale") attached hereto as Exhibit 1.2. and Exhibit 1.2.A.

         SECTION 1.3. Excluded Assets. The Purchased Assets shall not include those assets of Seller, if any, listed or described on Schedule 1.3 attached hereto.

         SECTION 1.4. Purchase Price. Subject to the provisions and adjustments set forth in Section 1.5 hereof, the purchase price (the "Purchase Price") for the Purchased Assets, and for the benefits and rights conferred upon Purchaser hereunder, shall be (i) for the Purchased Assets of Medical Supply, an amount equal to five million five hundred thousand dollars ($5,500,000) and (ii) for the Purchased Assets of Industrial Products, an amount equal to four (4) times the Adjusted EBITDA (as defined in Section 1.5(iv) hereof, with "Industrial Products" replacing "Medical Supply" as such latter term is used in such definition) of Industrial Products for the twelve-month period ending November 30, 1995.

         SECTION 1.5. Payment of Purchase Price. Purchaser shall pay to Medical Supply, on its own behalf and as agent for Industrial Products, an amount equal to Seller's Estimate (as defined in this Section 1.5.) as follows:

                  i) Fifty Thousand Dollars ($50,000) (the "Deposit") shall be paid within ten (10) days following the receipt by Purchaser of the Statements referred to in Section 2.16 hereof provided that Seller has furnished all information reasonably requested by Purchaser on a timely basis and has cooperated fully with Purchaser to move towards Closing. The Deposit shall be deposited into a trust account with Seller's counsel, Sullivan, Ward, Bone, Tyler & Asher, P.C. The Deposit shall be credited to the Purchase Price at Closing or returned to Purchaser if this Agreement is terminated pursuant to any of Section 7.2.1.,

                           7.2.2., 7.2.3. or 7.2.4. or paid over to Seller if the Agreement is terminated by Seller solely as a result of Section 7.2.5 hereof;

                  ii) The balance of the Seller's Estimate shall be paid in cash or certified check or wire transfer at the Seller's option at Closing;

                  iii) The Purchase Price for the Purchased Assets of Medical Supply is conditioned upon the book value of the Purchased Assets of Medical Supply (as determined by Ernst & Young, LLP using industry standards applicable to Medical Supply) being at least equal to nine hundred thirty thousand dollars ($930,000) as of the Closing Date and in the event the book value of the Purchased Assets on Medical Supply's books is less than $930,000 on the Closing Date then either (a) the Purchase Price for the Purchased Assets of Medical Supply shall be adjusted downward by four dollars ($4.00) for each dollar ($1.00) of the amount of shortfall, if any, between $930,000 and the actual book value of the Purchased Assets of Medical Supply on the Closing Date or (b) Purchaser may elect to terminate this Agreement;

                  iv) The Purchase Price for the Purchased Assets of Medical Supply is further conditioned upon Medical Supply's earnings before interest, taxes, depreciation, amortization, profit sharing plan contribution, compensation to employees who will not be retained by Purchaser, rental expense over and above that which would be charged to Purchaser by Medical Supply's landlords pursuant to the Lease Agreement included as Schedule 4.1.1.2 hereto, excess officers' compensation and benefits not required by replacement personnel, and adjustments relating to items for periods prior to December 1, 1994, which existed as of December 31, 1994 ("Adjusted EBITDA") for the twelve-month period ending November 30, 1995 being at least equal to one million dollars ($1,000,000) and in the event Medical Supply's Adjusted EBITDA for the twelve-month period ending November 30, 1995 is less than $1,000,000 then the Purchase Price for the Purchased Assets of Medical Supply shall be further adjusted downward by four dollars ($4.00) for each dollar ($1.00) of the amount of shortfall,
                           if any, between  $1,000,000 and the actual   Adjusted
                           EBITDA  of  Medical  Supply  for  the   twelve-month
                           period  ending November 30, 1995;

                  v) The Purchase Price shall be decreased by the amount, if any, of any debt of the Seller assumed by Purchaser at Closing and set forth in Schedule 1.6 of this Agreement;

                  vi) Seller's Estimate of Purchase Price. No later than fifteen (15) days prior to the Closing Date, Seller shall provide Purchaser with an estimate (as of the Closing Date) of the Purchase Price, as adjusted pursuant to all of the provisions of
                           Section 1.4 and this Section 1.5, excluding the Prorations (as such term is defined in Section 1.5(viii) hereof) ("Seller's Estimate"). Seller's Estimate shall be accompanied by the certificate of Seller's chief financial officer stating that Seller's Estimate has been prepared in good faith in accordance with the terms of this Agreement, and by such accounting records, workpapers, and other back-up material as shall be sufficient to enable Purchaser to review and verify the computation of Seller's Estimate. In addition to Seller's Estimate, Seller shall, no later than fifteen (15) days prior to the Closing Date, also provide Purchaser with an estimate (as of the Closing Date) of the Prorations, which shall be paid by way of adjustment to the Purchase Price (it being the intent hereof that the Purchase Price shall consist of the purchase prices for the assets of Medical Supply and Industrial Products, as determined hereunder, as well as the net income of Medical Supply and Industrial Products, as determined hereunder as part of the Prorations, and including income and expense adjustments including for prepared items as of the Closing
                           Date). In addition, the parties shall, in mutual good faith, use their respective best efforts to further adjust, as necessary, the Purchase Price at Closing from the Seller's Estimate;

                  vii) Post-Closing Adjustments. If, at any time during the one hundred and eighty (180) day period following the Closing Date, Purchaser or Seller, respectively, believes that it is entitled to receive a refund of any portion of the funds paid at Closing because Seller's Estimate overestimated any portion of the Purchase Price hereunder or Seller believes that it is entitled to receive an additional amount over and above the funds paid at Closing because Seller's Estimate underestimated any portion of the Purchase Price hereunder, as applicable, Purchaser or Seller, as applicable, shall submit a statement to Seller or Purchaser, as applicable, that describes the proposed adjustment to Seller's Estimate and the basis therefor in reasonable detail. Seller or Purchaser, as applicable, shall have the right to have its own accountants review the proposed adjustment and all underlying books and records. In the event Seller or Purchaser, as applicable, does not disapprove the proposed adjustment within ten (10) business days after receipt thereof, the matter shall be deemed to be conclusively determined as submitted by Purchaser or Seller, as applicable. In the event Seller or Purchaser, as applicable, disapproves the proposed adjustment in a writing delivered to and received by Purchaser or Seller, as applicable, within ten
                           (10) days after receipt thereof, the matter shall be referred to an independent certified public accountant or public accounting firm (the "Auditor"), selected mutually reasonably by Purchaser and Seller, whose determination of the matter shall be final and binding on the parties. Seller and Purchaser shall cooperate fully with the Auditor and shall use their respective best efforts in good faith to enable the Auditor to resolve any dispute within thirty (30) days after submission of the matter to the Auditor. The fees and expenses of the Auditor shall be paid solely by Purchaser; provided, however, that in the event an aggregate adjustment is made in favor of Purchaser by the Auditor in an amount equal to at least $25,000, then the fees and expenses of the Auditor shall be paid solely by Seller. Any refund of any funds paid to Seller at Closing and/or any payment due to Seller by Purchaser as a result of any adjustment, as applicable, shall be due and payable in full within fifteen (15) days after the amount of such refund and/or payment has been determined as set forth herein;

                  viii)    Apportionment  of  Income  and  Expense.   Seller
                           shall be entitled to all income attributable to, and shall be responsible for all expenses arising out of, the Business (including both Medical Supply and Industrial Products) for the period ---- beginning on December 1, 1995 and ending at 11:59 p.m. on the Closing Date and Purchaser shall be entitled to all income attributable to, and shall be responsible for all expenses arising out of, the Business after 11:59 p.m. on the Closing Date (collectively, the "Prorations"). All overlapping items of income and expense shall be prorated or reimbursed, as the case may be, as of 11:59 p.m. on the Closing Date including the following: prepaid expenses; liabilities customarily accrued; taxes and utility charges; deposits and unearned prepayments received by Seller in connection with any contract, lease or other agreement assumed by Purchaser; and all other items normally prorated in the sale of the assets of a business;

                  ix) General Determination and Payment. Prorations shall be made, insofar as feasible, at Closing and shall be paid by way of adjustment to the Purchase Price. As to Prorations that cannot be made at Closing, Purchaser shall, within one hundred twenty (120) days after the Closing Date, determine all such Prorations and deliver a statement of its determinations to Seller, which statement shall set forth in reasonable detail the basis for such determinations. Within ten (10) days thereafter, Purchaser shall pay to Seller or Seller shall pay to Purchaser, as the case may be, the net amount due. If Seller does not concur with Purchaser's determinations, the provisions of Section 1.5(vii) hereof shall apply with "Prorations" to be used in place of "Seller's Estimate" as to the interpretation and application of such Section 1.5(vii) hereof; and

                  x) Rental Income. It is contemplated that it will be necessary for Medical Supply to purchase certain equipment in order for it to maintain new business from and after December 1, 1995. This equipment will include but may not be limited to Apnea Monitors, Ventilators, and O-2 Concentrators (hereafter referred to as "Equipment"). The Equipment will be used in the ordinary course of the business of Medical Supply and will be producing certain additional revenue from and after December 1, 1995 (hereafter referred to as "Rental Income").

                           In the event that Medical Supply acquires Equipment after December 1, 1995, the Purchaser hereby agrees to reimburse Medical Supply for the purchase of the Equipment. Purchaser shall reimburse Medical Supply that amount which equals the difference between the purchase price and the Rental Income paid as of the Closing Date.

                           For example:

                                 Purchase Price of Equipment: $1,500.00
                                 Purchase Date:               December 1
                                 Closing Date:                February 1
                                 Rental Income:               $300.00 x 2 mos. = $600.00

                                 Purchaser would reimburse Medical Supply at the Closing Date $900.00 for that individual piece of equipment.

                   SECTION 1.6. Liabilities Assumed. Purchaser shall assume all liabilities relating to the Purchased Assets and the operation of the Business arising after the Closing Date and shall hold Seller harmless from, and indemnify Seller against, any liabilities relating to the Purchased Assets and the operation of the Business arising after the Closing Date. Purchaser shall assume no debts, obligations, contracts, leases or liabilities of Seller, except as expressly set forth in Schedule 1.6 of this Agreement, and Seller shall hold Purchaser harmless from, and indemnify Purchaser against, any debt, obligation, contract, lease or liability not expressly assumed by Purchaser hereunder.

         SECTION  1.7.  Allocation  of  Purchase  Price.  After  due
negotiation,   the  parties  agree  that  the consideration  described in
Section 1.4 shall be allocated among the Purchased Assets in the manner set forth in Schedule 1.7. as to Medical Supply and Schedule 1.7.A. as to Industrial Products.

         SECTION 1.8. Change and Use of Name. Concurrently with the Closing, Seller shall take all actions required to enable Purchaser to use the names Blue Water Medical Supply and Blue Water Industrial Products and any derivatives or combinations thereof that it may elect, including assisting Purchaser in Purchaser's filing of assumed name certificates, and Seller shall make no further use of such names.

         SECTION 1.9. Accounts Receivable. A list of Accounts Receivable (i.e., any right to payment for goods sold or leased or for services rendered whether or not they have been earned by performance) of Seller which shall include the names and addresses of the customer from whom the Account Receivable is owing and the age and respective amount of each such Account Receivable shall be provided by Seller to Purchaser at Closing (the "Accounts Receivable List") and such Accounts Receivable shall be assigned by Seller to Purchaser at Closing as part of the Purchased Assets.


                                    ARTICLE 2

                        REPRESENTATIONS AND WARRANTIES OF
                                     SELLER

         As a material inducement to Purchaser to enter into and perform its obligations under this Agreement, Seller jointly and severally hereby represents and warrants to Purchaser as follows:

         SECTION 2.1. Organization and Qualification, Etc. Each Seller is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Michigan, and has the corporate power to own, lease or operate all of its properties and assets and to carry on the Business as and where it is now being conducted. Copies of each of Seller's Articles of Incorporation and By-Laws, previously delivered to Purchaser and certified by the Secretary of each Seller, are true, correct and complete copies of such documents and will not be amended prior to the Closing Date without the prior written consent of Purchaser.

         SECTION 2.2. Authority Relative to Agreement. Each Seller has the corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by each Seller and the consummation of the transactions contemplated on its part have been authorized by its Board of Directors and stockholders. No other corporate proceedings on the part of either Seller are necessary to authorize the execution and delivery of this Agreement by it or the consummation by it of the transactions contemplated on its part hereby. This Agreement has been duly executed and delivered by each Seller and is a valid and binding agreement of each Seller, enforceable in accordance with its terms, except as the enforceability may be affected by bankruptcy, insolvency, reorganization or other similar laws presently or hereafter in effect affecting the enforcement of creditors' rights generally.

         SECTION 2.3. No Breach; Consents. The negotiation, execution, delivery and performance of this Agreement by Seller, and the consummation of the transactions contemplated hereby, (a) do not and will not conflict with or result in any breach of any of the provisions of, constitute a default under, result in a violation of, result in the creation of any lien, security interest, charge, encumbrance or other restriction upon the Purchased Assets under, or require any authorization, consent, approval, exemption or other action by or notice to any third party, under the provisions of the Charter or By-Laws of either Seller or any license, permit, contract, franchise, indenture, mortgage, lease, loan agreement or other agreement (oral or written) or instrument to which either Seller is a party or under which its properties are bound, and (b) do not require any authorization, consent, approval, exemption or other action by or notice to any court or governmental body under any law, statute, rule, regulation or decree to which either Seller is subject.

         SECTION 2.4. No Material Adverse Change. Since June 30, 1995, there has been no material adverse change in the financial condition, properties, assets, business or prospects of Seller, including the Purchased Assets.

         SECTION 2.5.  Title to Purchased Assets.

                  2.5.1. Seller owns, or will at Closing own, good and marketable title, free and clear of all liens and encumbrances, to all of the Purchased Assets, except as set forth in Schedule 2.5.1, which Purchased Assets include substantially all of the tangible and intangible personal property owned by Seller and used or usable in connection with the Business, and on the Closing Date and upon conveyance, assignment and delivery to Purchaser as provided herein, Purchaser shall have (subject to compliance with applicable registration, filing and recording requirements) good and marketable title, or valid, binding and enforceable rights as contracting party or licensee, as the case may be, to all the assets purchased by Purchaser hereunder.

                  2.5.2. To the best of its knowledge, Seller is not in violation of any applicable zoning ordinance or other law, regulation or requirement relating to the operation of owned or leased properties and Seller has not received any notice of any such violations within the three years prior to the date hereof.

                  2.5.3. Seller leases, licenses or owns all of the properties and assets used in the Business.

         SECTION 2.6. Tax Matters. All tax returns and related information required to be filed by or on behalf of Seller prior to the date hereof have been prepared and filed in accordance with applicable law, and all taxes, interest, penalties, assessments or deficiencies that have become due pursuant to such returns or any assessments or otherwise have been paid in full. All such returns are true and correct in all material respects. To the best of Seller's knowledge, there is no unresolved claim concerning Seller's federal, state and local tax liabilities.

         SECTION 2.7.  Contracts and Commitments.

                  2.7.1. Attached hereto as Schedule 2.7 is a separate schedule containing an accurate and complete list of:

                  (i) any contract, agreement, purchase order or other commitment for the purchase or sale by Seller of goods, property or services together with all amendments, waivers or other changes thereto.;

                  (ii) any pension, profit sharing, stock option, employee stock purchase or other plan providing for deferred compensation or other employee benefit plan, or any contract with any labor union;

                  (iii) any agreement or indenture relating to the borrowing of money or to the mortgaging, pledging or otherwise placing a lien on any material asset or material group of assets of Seller;

                  (iv) any lease or agreement under which it is lessee of or holds or operates any property, real or personal, owned by any other party, except for any lease of personal property under which the aggregate annual rental payments do not exceed $1,000;

                  (v) any lease or agreement under which it is lessor of or permits any third party to hold or operate any property, real or personal, owned or controlled by it;

                  (vi) all agreements providing for the services of an independent contractor to which Seller is a party or by which it is bound;

                  (vii) as of a date no earlier than November 30, 1995 all of Seller's Accounts Receivables as previously referred to in Section 1.9 together with detailed information as to each such listed receivable which has been outstanding more than thirty (30) days;

                  (viii) any and all other or additional contracts, commitments, agreements, arrangements, writings, guarantees, leases and licenses to which Seller is a party or by which Seller or any of its property is bound.

         Each of the contracts, agreements, leases, licenses and commitments required to be listed on Schedule 2.7 (the "Contracts") is valid and binding, enforceable in accordance with its respective terms, in full force and effect and, except as otherwise specified in Schedule 2.7, validly assignable to Purchaser without the consent, approval or act of, or the making of any filing with, any other person so that, after the assignment thereof to Purchaser pursuant hereto, Purchaser will be entitled to the full benefits thereof. True and complete copies of all of the Contracts (together with any and all amendments thereto) have been delivered to Purchaser and initialed by Seller's Secretary and identified with a reference to this Section of this Agreement. To the best of its knowledge, Seller has performed all obligations required to be performed by it and is not in default under or in breach of or in receipt of any claim of default or breach under any of the Contracts and no event has occurred which with the passage of time or the giving of notice or both would result in a default, breach or event of noncompliance under any such Contract; Seller has no knowledge of any breach or anticipated breach by the other parties to any such Contract; and, to the best of its knowledge, Seller is not a party to any Contract for the purchase of goods or services at a rate currently above market prices.

                  2.7.2. (i) Seller has performed in all material respects all obligations required to be performed by it and is not in default under or in breach of nor in receipt of any claim of default or breach under any agreement referred to in Section 2.7.1, (ii) no event has occurred which with the passage of time or the giving of notice or both would result in a default, breach or event of noncompliance under any such agreement, and (iii) Seller does not have any knowledge of any breach or anticipated breach by any other party to such agreements.

                  2.7.3 Purchaser has been heretofore supplied with a true and correct copy of each of the written contracts which are referred to in Section 2.7.1, together with all amendments, waivers or other changes thereto.

         SECTION 2.8. Litigation, Etc. Other than as set forth in Exhibit 2.8, there are no actions, suits, proceedings, orders, investigations or claims pending or, to the best of Seller's knowledge, threatened, against Seller, or to which Seller is a party, at law or in equity, or before or before or by any court, tribunal, governmental department, commission, board, bureau, agency or instrumentality, or any arbitration proceedings pending under collective bargaining agreements or otherwise. To the knowledge of Seller, there is no proposed law, rule, regulation, ordinance, order, judgment, decree or award that would be applicable to Seller that would reasonably be expected to have a material adverse effect on the condition (financial or otherwise), of the business, assets, liabilities, capitalization, financial position, results of operations or prospects of Seller.

         SECTION 2.9. Brokerage. There are no claims for brokerage commissions, finders' fees or similar compensation in connection with the transactions contemplated by this Agreement based on any arrangement or agreement (oral or written) binding upon Seller or any stockholder of Seller. Purchaser hereby acknowledges that Seller shall have no obligation for brokerage commissions, finders' fees or similar compensation in connection with John Elliott's introduction of the Seller to the Purchaser and that any amounts due to John Elliott shall be the sole responsibility of Purchaser unless Seller shall have, in writing, incurred any such obligation on its own behalf in which event Seller shall be solely responsible for its obligations thereunder.

         SECTION 2.10. Insurance. Schedule 2.10 contains an abstract or summary of each outstanding insurance policy maintained by Seller. Seller has given to Purchaser a copy of each such insurance policy maintained with respect to Seller's properties, assets and the Business, and each such policy is in full force and effect. Purchaser may assume such policies, at its election, at Closing.

         SECTION 2.11. Compliance with Laws. To its best knowledge, Seller has complied with all laws, rules, regulations, ordinances, orders, judgments, and decrees applicable to its business or properties, and is not in violation of any law or any regulation or requirement which might have a material adverse effect upon its financial condition, operating results or business prospects, and Seller has not received notice of any such violation.

         SECTION 2.12. Employees. To the best knowledge, information and belief of Seller, Seller has complied with all laws relating to the employment of labor, including provisions thereof relating to wages, hours, equal opportunity, collective bargaining and the payment of social security and other taxes.

         SECTION 2.13. Licenses and Permits. All permits, licenses and franchises held by Seller, or by its officers, employees or agents, with respect to the Business are listed on Schedule 2.13. Except as set forth on Schedule 2.13, such licenses, permits and franchises are freely transferable by Seller.

         SECTION 2.14. Business Records. Seller's personnel files, accounting records, financial statements, operating statements and customer correspondence files shall be made available to Purchaser promptly upon the execution of this Agreement and are complete and correct in all material respects, and accurately reflect Seller's business operations for a period of not less than three (3) years.

         SECTION 2.15. Environmental Matters. To the best of Seller's knowledge, there is no condition, circumstance, or set of facts (including without limitation the presence, either past or present, of any underground storage tanks) that constitutes a significant hazard to health, safety, property, or the environment relating to the Business or any real property owned or leased by Seller for which the Business, Seller or the owner or operator of such real property would be responsible.

         SECTION 2.16. Financial Statements. Seller's financial statements and notes thereto as at and for the fiscal years ended December 31, 1992, 1993 and 1994 and the ten month period ended October 31, 1995, consisting of balance sheets and statements of income, changes in cash flow and changes in stockholders' equity, are to be audited by the certified public accounting firm of Ernst & Young LLP, independent certified public accountants, on or before February 15, 1995. All such financial statements, copies of which will, upon completion, be attached hereto as Exhibit 2.16 the "Statements"), will fairly present the financial condition and results of the operations of Seller as at the date indicated and for the period indicated, will have been prepared in accordance with generally accepted accounting principles consistently applied, will be in accordance with industry standards applicable to Seller, and will be in accordance with the books and records of Seller, complete and correct in all material respects. Time is of the essence in completing the audit and both Seller and Purchaser agree to cooperate fully to expedite the audit process. Seller shall provide Purchaser with Seller's internally-generated monthly financial statements for the periods following June 30, 1995, as they become available. Purchaser shall pay the auditors for the preparation of the Statements provided that Seller pays its accountants to prepare the books and records for audit.

         SECTION 2.17. Material Misstatements or Omissions. Seller has not knowingly made any material misstatements of fact or omitted to state any material fact necessary or desirable to make complete, accurate, and not misleading every representation, warranty, schedule, and agreement set forth, described or referred to herein. Seller has disclosed to Purchaser all material adverse facts relating to the condition or operation, whether past, present or future, financial or otherwise, of the Purchased Assets and of the Business, and shall disclose promptly to Purchaser, in writing, any material adverse facts arising after the date hereof and prior to Closing.

         SECTION 2.18. Effective Date of Warranties, Representations and Covenants. Each warranty, representation, and covenant set forth in this Article 2 shall be deemed to be made on and as of the date hereof and as of the Closing Date (except as otherwise specifically provided herein). Prior to the Closing Date, Seller will notify Purchaser of any change since the date hereof in any fact, condition or circumstance of which it becomes aware and which would require a modification of the foregoing representations and warranties
(including any schedule thereto) to make such representation or warranty (or schedule thereto) complete, accurate and not misleading in all respects. The representations and warranties contained in this Article 2 shall not be affected or deemed waived by reason of the fact that Purchaser and/or its representatives knew or should have known that any such representation or warranty is or might be inaccurate in any respect.


                                    ARTICLE 3

                         REPRESENTATIONS AND WARRANTIES
                                  OF PURCHASER

         As a material inducement to Seller to enter into and perform its obligations under this Agreement, Purchaser represents and warrants to Seller as follows:

         SECTION 3.1. Organization, Etc. Purchaser is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware.

         SECTION 3.2. Authority Relative to Agreement. Purchaser has the corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated on its part hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by the Board of Directors of Purchaser. No other corporate proceedings on its part or the part of the stockholders of Purchaser are necessary to authorize the execution and delivery of this Agreement by it or the consummation by it of the transactions contemplated on its part hereby. This Agreement has been duly executed and delivered by Purchaser and is the valid and binding agreement of Purchaser except as the enforceability may be affected by bankruptcy, insolvency, reorganization or other similar laws presently or hereafter in effect affecting the enforcement of creditors' rights generally.

         SECTION  3.3.  No  Breach;   Consents.  The  execution,   delivery  and
performance of this Agreement by Purchaser and the consummation of the transactions contemplated hereby (a) do not and will not conflict with or result in any breach of any of the provisions of, constitute a default under, result in a violation of, result in the creation of any lien, security interest, charge or encumbrance upon the assets of either of Purchaser under, or require any authorization, consent, approval, exemption or other action by or notice to any third party under the provisions of the Charter or By-Laws of Purchaser or any license, indenture, mortgage, lease, loan agreement or other agreement (oral or written) or instrument to which Purchaser is a party, and (b) do not require any authorization, consent, approval, exemption or other action by or notice to any court or governmental body under any law, statute, rule, regulation or decree to which Purchaser is subject.

         SECTION 3.4. Litigation. There is no claim, action, suit or proceeding pending or, to the knowledge of Purchaser, threatened against Purchaser or any of its properties which seeks to prohibit, restrict or delay consummation of the transactions contemplated hereby or to limit in any manner the right of Purchaser to control Seller or any material aspect of the Business of Seller after the Closing Date, and there is no judgment, decree, injunction, ruling or order of any court, governmental department, commission, agency or instrumentality or arbitrator outstanding against Purchaser having, or which Purchaser believes may in the future have, any such effect.

         SECTION 3.5. Compliance. Purchaser has complied with all laws, rules, regulations, ordinances, orders, judgments or decrees necessary to effectuate this transaction.

         SECTION 3.6. Brokerage. Subject to the provisions of Section 2.9. hereof relating to John Elliott, there are no claims for brokerage commissions, finders' fees or similar compensation in connection with the transactions contemplated by this Agreement based on any arrangement or agreement made by or on behalf of Purchaser.


                                    ARTICLE 4

                               CLOSING CONDITIONS

         SECTION 4.1. Closing Conditions Relating to Purchaser. The obligation of Purchaser to consummate the purchase of the Purchased Assets will be subject to the satisfaction of the following conditions, any of which may be waived by Purchaser in its sole and absolute discretion:

                  4.1.0     Contingencies.

                            4.1.0.1.   Purchaser   intends  to  register
certain of its securities under the Securities Act of 1933, as amended (the "Securities Act") as part of an initial public offering of its securities (the "IPO"). Accordingly, Purchaser agrees to use its reasonable best efforts to do as follows:

                                    (a)     Prepare  and  file  with  such
amendments  and   supplements  to  the registration statement and the prospectus used in connection therewith as may be necessary to keep said registration statement effective and to comply with the provisions of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the Securities Act, with respect to the sale of securities covered by said registration statement for the period necessary to complete the proposed public offering;

                                    (b)     Enter  into  an  underwriting
agreement  with  customary   provisions reasonably required by the underwriter,
if any, of the offering; and

                                    (c)     Register its securities  covered by
said registration statement under the securities or "blue sky" laws of appropriate jurisdictions.

                           It shall be a condition  precedent to  Purchaser's
obligation to close  hereunder  that the  IPO  shall  have  been  completed  on
terms  and   conditions   reasonably satisfactory to Purchaser.

                  4.1.1. Deliveries. At or prior to the Closing, Seller shall deliver, or cause to be delivered to Purchaser, the following items, fully executed by all appropriate parties and in form and substance acceptable to Purchaser:

                           4.1.1.1.  Bills of Sale.  Bills of Sale in the forms
of Exhibit 1.2 and Exhibit 1.2.A attached hereto together with any and all other evidences of conveyance reasonably requested by Purchaser to obtain clear title to the Purchased Assets.

                           4.1.1.2.     Leases.  The  Leases  in  the  form  of
Exhibit  4.1.1.2  attached  hereto executed by Seller.

                           4.1.1.3.  Covenants  Not to  Compete.  Covenants  Not
to Compete in the form of Exhibit 4.1.1.3 attached hereto executed by each of the stockholders of Seller.

                           4.1.1.4.  Corporate  Resolutions.  Seller shall
deliver to Purchaser certified copies of the resolutions of its Board of Directors and certified copies of the resolutions of its stockholder(s) authorizing the transactions contemplated herein.

                           4.1.1.5.  Consents.  Seller shall  deliver to
Purchaser copies of all necessary third party and governmental consents, in a form satisfactory to Purchaser, that Seller is required to obtain
in  order  to  consummate   the   transactions contemplated by this Agreement.

                           4.1.1.6.  Opinion of Counsel for Seller.  Purchaser
shall receive an opinion dated the Closing Date of Sullivan, Ward, Bone, Tyler & Asher, P.C., counsel or the Seller, in the form of Exhibit 4.1.1.6 attached hereto.

                           4.1.1.7.  Articles of  Transfer.  Articles  of
Transfer in the form of Exhibit  4.1.1.7 attached hereto as to each Seller.

                  4.1.2. Due Diligence Results. Nothing shall have come to the attention of Purchaser, in the course of its due diligence investigation pursuant to Section 5.1 or otherwise, which demonstrates that any of the representations or warranties of Seller is inaccurate or incomplete in any material manner.

                  4.1.3. No Injunction. The consummation of the transactions contemplated hereby shall not have been enjoined by any court of competent jurisdiction and no proceeding seeking such an injunction shall be pending.

         SECTION 4.2. Closing Conditions Relating to Seller. The obligation of Seller to consummate the sale of the Purchased Assets will be subject to the satisfaction of the following conditions:

                  4.2.1. Deliveries. At or prior to the Closing, Purchaser shall deliver, or cause to be delivered to Seller, the following items:

                  4.2.1.1.   The Purchase Price.

                  4.2.1.2. Assignment and Assumption Agreements. Assignment and Assumption Agreements in the form of Exhibit 4.2.1.2 and Exhibit 4.2.1.2.A are attached hereto.

                  4.2.1.3.  Leases.  The  Leases  in the  form of  Exhibit
4.1.1.2  attached  hereto  executed  by Purchaser.

                  4.2.1.4. Opinion of Counsel for Purchaser. Seller shall receive an opinion dated the Closing Date of Whiteford, Taylor & Preston L.L.P., counsel for Purchaser, in the form of Exhibit 4.2.1.4 attached hereto.

                  4.2.1.5. Corporate Resolutions. Purchaser shall deliver to Seller certified copies of the resolutions of its Board of Directors authorizing the transactions contemplated herein.

                  4.2.2. No Injunction. The consummation of the transactions contemplated hereby shall not be enjoined by any court of competent jurisdiction and no proceeding seeking such an injunction shall be pending.

                                    ARTICLE 5

                             PRE-CLOSING AGREEMENTS

         SECTION 5.1. Due Diligence. Seller shall grant to Purchaser, and its employees, counsel, accountants and other representatives, full and complete access to Seller, its facilities, management, employees and records and its outside accountants and counsel for purposes of a due diligence investigation in connection with the transactions contemplated hereby. Purchaser agrees to exercise its reasonable best efforts in conducting such due diligence in a manner that will not significantly interfere with or disrupt the normal operations of Seller or arouse suspicions of Seller's employees, customers or suppliers that either the capital stock or the assets of Seller are for sale. Seller will provide Purchaser and its representatives full access to all relevant financial information, personnel, service and contractual information. The cost of any such due diligence shall be borne by Purchaser.

         SECTION 5.2. Operation of Business. Seller shall continue to operate the Business in the ordinary course in such manner that each and every warranty and representation of Seller made herein as of the date hereof will be true, complete and accurate in all respects as of the date of the Closing hereunder, without substantial change, and will maintain or cause to be maintained all existing insurance coverage on the Purchased Assets of Seller until the Closing. Until the Closing, all risk of loss, damage, or destruction to the Purchased Assets shall be upon Seller, and in the event of any material loss, damage, or destruction to the Purchased Assets, Purchaser shall be entitled to terminate this Agreement within thirty (30) days of learning of the same. Prior to Closing, Seller shall not increase any current compensation levels of employees or pay any bonuses or other direct or indirect compensation without the prior written consent of Purchaser.

         SECTION 5.3. Best Efforts. The parties hereto agree to use their best efforts to cause all conditions to Closing to be satisfied and to cause the transactions contemplated hereby to be consummated.

         SECTION 5.4. Confidentiality. During the due diligence period described in Section 5.1. hereof, Purchaser and Seller agree that they, and their respective officers, directors and other representatives, will hold in strict confidence the negotiations relating to the transactions contemplated by this Agreement, and all information exchanged pursuant thereto. If, for any reason, Closing does not occur, all information exchanged by Purchaser and Seller shall promptly be returned to the other party and each party agrees that it will not use any such information in any way detrimental to the other party and that all such information shall continue to be treated confidentially. The parties hereto acknowledge and understand that Purchaser shall undertake the IPO described in
Section 4.1.0 hereof and shall be entitled to comply with all applicable regulatory and disclosure requirements incident to such registration of securities. In addition, Seller will refrain from, and will cause its officers, directors, representatives, agents and employees to refrain from, directly or indirectly, encouraging, soliciting, initiating or participating in discussions or negotiations with or providing any non-public information to any person other than Purchaser concerning the sale or purchase of the Business (except in the ordinary course of its business), any merger or consolidation involving Seller or any other transaction in which Seller's Business would be acquired by a person other than Purchaser.

         SECTION 5.5. Public Announcements. Neither Purchaser nor Seller shall issue any press release or otherwise make any public statement with respect to this Agreement or the transactions contemplated hereby unless such press release or public statement is satisfactory to the other party to this Agreement, and Purchaser and Seller shall consult with each other as to the form and substance of any public disclosure related thereto; provided, however, that nothing contained herein shall prohibit any party from making any disclosure which is required by law.


                                    ARTICLE 6

                             POST-CLOSING AGREEMENTS

         SECTION 6.1.    Indemnification by Seller.

                  6.1.1. Without limitation as to the other rights of Purchaser, Seller shall indemnify, save and keep Purchaser, its successors and assigns and its stockholders, directors, officers, affiliates, representatives and employees and the estates, personal representatives and heirs of such persons, forever harmless against and from all liability, demands, claims, actions or causes of action, assessments, losses, penalties costs, damages or expenses, including reasonable attorneys and expert witness fees (collectively, the "Losses") sustained or incurred by any of the foregoing persons as a result of or arising out of or by virtue of (i) any incorrect representation or warranty made by Seller herein or in any certificate, exhibit or schedule delivered to Purchaser in connection herewith, or (ii) any debt, liability or obligation of Seller (whether known or unknown, absolute or contingent) not expressly assumed by Purchaser hereunder.

                  6.1.2. Without limitation as to the other rights of Seller, including without limitation the indemnification provisions of the Assignment and Assumption Agreements to be executed at Closing in the forms attached hereto as Exhibit 4.2.1.2 and Exhibit 4.2.1.2.A, Purchaser shall indemnify, save and keep Seller, its successor and assigns and its stockholders, directors, officers, affiliates, representatives and employees and the estates, personal representatives and heirs of such persons forever harmless against and from all liability, demands, claims, actions, or causes of actions, assessments, losses, penalties, costs, damages or expenses including reasonable attorneys and expert witness fees (collectively the "Losses") sustained or incurred by any of the foregoing persons (i) as a result of or arising out of or by virtue of any incorrect representation or warranty made by Purchaser herein or in any certificate, exhibit or schedule delivered by Purchaser to Seller, if any, in connection herewith, or (ii) relating to the Purchased Assets and the operation of the Business arising after the Closing Date.

                  6.1.3.  A party  required  under this  Section  6.1 to furnish indemnity (the "Indemnifying Party") shall satisfy its obligation of indemnification under this Section 6.1 within forty-five (45) days after written notice thereof from any party entitled to such indemnity hereunder (the "Indemnified Party") to the Indemnifying Party; provided, however, that a party shall not be deemed in breach hereof for so long as it contests in good faith its liability for indemnification hereunder.

                  6.1.4. As soon as practicable after obtaining knowledge thereof, any Indemnified Party shall notify the Indemnifying Party of any claim or demand which the Indemnified Party has determined has given or could give rise to a right of indemnification under this Agreement. A failure to give such notice shall not negate a right to indemnification hereunder; provided, however, that the Indemnified Party shall bear any amount of Loss resulting directly from a failure to give a timely notice. If such claim or demand relates to a claim or demand asserted by a third party against the Indemnified Party and if the Indemnifying Party acknowledges in writing its obligations to indemnify and hold harmless under this Section 6.1, the Indemnifying Party shall have the right to employ such counsel as is reasonably acceptable to the Indemnified Party to defend any such claim or demand asserted against the Indemnified Party. The Indemnified Party shall have the right to participate in the defense of any said claim or demand at its own cost and expense, provided that unless the Indemnified Party bears a greater risk of loss than the Indemnifying Party, the Indemnifying Party shall control the defense of said claim or demand. So long as the Indemnifying Party is defending in good faith any such claim or demand, (i) the Indemnified Party shall not settle such claim or demand without the prior written consent of the Indemnifying Party, and (ii) any settlement of such claim or demand made without such consent of the Indemnifying Party shall not be subject to indemnity under this Section 6.1. If the Indemnifying Party fails to acknowledge in writing its obligation to defend against or settle such claim or proceeding within twenty (20) days after receiving notice thereof from the Indemnified Party (or such shorter time specified in the notice as the circumstances of the matter may dictate), the Indemnified Party shall be free to dispose of the matter at the expense of the Indemnifying Party, in any way in which the Indemnified Party deems to be in its best interest. Purchaser, in its reasonable discretion to protect its financial interest may set off the amount of any legitimate claim for which it may be entitled to indemnification hereunder against any payment to be made to Seller hereunder. Legitimate claim shall be defined as any legal proceeding filed in a court having jurisdiction over the subject matter which claim is not older than three (3) years from the date of the Closing.

                  6.1.5. The Indemnified Party shall make available to the Indemnifying Party or its representatives all records and other materials required for use in contesting any claim or demand asserted by a third party against any Indemnified Party. Whether or not the Indemnifying Party so elects to defend any such claim or demand, the Indemnified Party shall not have any obligation to do so and the Indemnified Party shall not waive any rights it may have against the Indemnifying Party under this Section 6.1 with respect to any such claim or demand by electing or failing to elect to defend any such claim, provided that the Indemnified Party against which a claim or demand is asserted in the first instance shall file in a timely manner any answer or pleading with respect to a suit or proceeding in such action as is necessary to avoid default or other adverse results.

         SECTION 6.2. Further Assurances. Seller shall, at any time and from time to time on and after the Closing Date, upon request by Purchaser and without further consideration, take such actions or cause others to do so, and execute, acknowledge and deliver, or cause to be executed, acknowledged and delivered, all transfers, conveyances, powers of attorney and assurances, as may be required or desirable for the better conveying, transferring, assigning, delivering, assuring and confirming to Purchaser, or its respective successors and assigns, or for aiding and assisting in collecting or reducing to possession, the Purchased Assets; provided, however, that Seller shall not be required to assist Purchaser in collecting any accounts receivable of Seller assigned to Purchaser hereunder or pursuing for collection any third parties. To provide further assurances to Purchaser of its performance hereunder, Seller agrees that it shall not during the one year period after the Closing Date seek protection under any bankruptcy, receivership or other law for the relief of debtors, and Seller further agrees that it shall not voluntarily dissolve or terminate either or both of the companies comprising the Seller within one year following the Closing Date unless it shall have provided to Purchaser an Indemnification Agreement in the form of Exhibit 6.2 hereto, executed and delivered by Louis E. Campbell, Jr. and Donald DeWulf, the sole stockholders of Seller, which shall be executed and delivered to Purchaser prior to, and as an express condition to, the dissolution or termination of the corporate existence of either or both of the entities comprising the Seller.

         SECTION 6.3. Books and Records. At or immediately following the Closing, Seller shall deliver to Purchaser all records constituting part of the Purchased Assets; and all of Seller's correspondence, files, books and records, necessary for Purchaser's conduct and operation of the Business and the Purchased Assets; and shall instruct any other party in possession of such materials to release them to Purchaser (except to the extent that Seller is prohibited from or restricted in providing such information by other agreements or applicable law). Seller shall retain the original copies of its tax returns, and other records which it is required by law to maintain. Purchaser shall provide Seller with reasonable access to those documents included in the Purchased Assets which are in the possession of Purchaser from time to time, and which are necessary for Seller to comply with federal and state securities and tax laws, which documents shall be stored at

Purchaser's facilities in New Baltimore, Michigan, or at such other reasonable location of Purchaser upon prior notification to Seller.

         SECTION 6.4. Employees. Seller shall have and retain responsibility for all wages, bonuses, commissions and vacation pay, all payroll taxes thereon, all severance and termination benefits, and all other employment benefits accrued up to and including the Closing Date relating to Seller's employees in connection with the Business. Moreover, to the extent that the Worker Adjustment and Retraining Notification Act of 1988 is applicable, Seller shall also be responsible for giving such notification or taking whatever actions as may be required by that statute. However, Purchaser represents that on or before the Closing Date, it will offer employment to all of Seller's employees other than management personnel and/or stockholders of Seller, on similar or equivalent terms and with similar or equivalent employee benefits as are customarily provided by Seller to its employees. In the event any employee of the Seller does not accept employment with Purchaser for whatever reason, the Seller shall be responsible for whatever severance or termination benefits that employee may be due under Seller's employment policies, and Purchaser shall have no liability whatsoever for the payment of those benefits. It is expressly understood by the parties that other than provided for in this Section, Purchaser is not assuming any obligations of Seller with respect to employees, and Seller shall after the Closing Date remain responsible for all amounts owed to, and claims of whatever nature made by, its employees related to services provided by them, or to actions, omissions or conduct of Seller, in accordance with applicable law and the contractual obligation of Seller.


                                    ARTICLE 7

                                  MISCELLANEOUS

         SECTION 7.1. Survival. The representations and warranties of Seller shall survive Closing.

         SECTION  7.2.  Termination.   Anything  herein  or  elsewhere  to  the
contrary   notwithstanding,   this Agreement  may be terminated  and  abandoned
at any time prior to  consummation  of the  transactions  contemplated hereby:

                  7.2.1.    By the mutual consent of Purchaser and Seller.

                  7.2.2. By Purchaser if all of the conditions to Closing described in Section 4.1 have not been satisfied by April 30, 1996.

                  7.2.3. By Purchaser if the transactions shall not have been consummated by April 30, 1996, or such later date as may be agreed upon by the parties.

                  7.2.4. By Purchaser if Seller has materially breached any representation or warranty herein or failed to perform any material obligation or condition hereof and such breach or failure shall not have been cured in manner, form and substance reasonably satisfactory to Purchaser; and

                  7.2.5. By Seller if either (i) Purchaser has materially breached any representation or warranty herein or failed to perform any material obligation or condition hereof and such breach or failure has not been cured in manner, form and substance reasonably satisfactory to Seller or (ii) Purchaser shall have failed to close its IPO and shall have failed to close hereunder on or prior to April 30, 1995.

Any termination pursuant to this Section 7.2 shall be without liability on the part of any party, except as provided in Section 7.3 below.

         SECTION 7.3. Expenses. Each party will pay all of its expenses in connection with the negotiation of this Agreement, the performance of its obligations hereunder, and the consummation of the transactions contemplated by this Agreement. At Closing, Seller shall pay all sales and/or transfer tax which may be required to be paid in connection with the transactions contemplated herein including the transfer from Seller to Purchaser of the Purchased Assets. Seller agrees that the Purchased Assets include unique property that cannot be readily obtained on the open market and that Purchaser will be irreparably injured if this Agreement is not specifically enforced. In the event Purchaser elects to terminate this Agreement as a result of Seller's default instead of seeking specific performance, Purchaser shall be entitled to recover Purchaser's actual damages. If Seller terminates this Agreement solely as a result of
Section 7.2.5. hereof, Seller shall be entitled to retain the Deposit as the sole remedy of Seller hereunder.

         SECTION 7.4. Amendments, Waivers and Remedies. The parties hereto, by mutual agreement in writing, may amend, modify and supplement this Agreement. The failure of any party hereto to enforce at any time any provision of this Agreement shall not be construed to be a waiver of such provision, nor in any way to affect the validity of this Agreement or any part hereof or the right of any party thereafter to enforce each and every such provision. No waiver of any breach of this Agreement shall be held to constitute a waiver of any other or subsequent breach. Pursuit by any party hereto of any remedy shall not preclude pursuit by it of any other remedy which may be provided by law or equity nor shall the pursuit of any remedy by a party hereto constitute a forfeiture or waiver of any amount due such party or of any damage accruing by reason of the violation of any of the terms, provisions and covenants in this Agreement.

         SECTION 7.5. Notices. All notices or other communications required or permitted hereunder shall be in writing and shall be deemed to have been duly given (i) upon delivery if delivered by hand; (ii) four (4) days subsequent to mailing if mailed by express, certified or registered mail, with postage prepaid, in the continental United States; (iii) two (2) days subsequent to pick up by such courier if sent by a nationally or internationally recognized overnight courier service that regularly maintains records of items picked up and delivered; or (iv) when transmitted if sent by telecopier, as follows:

         If to Purchaser:

                           Life Critical Care Corporation
                           c/o The Morgenthau Group, Inc.
                           Suite 203
                           3333 West Commercial Boulevard
                           Fort Lauderdale, Florida 33309
                           Attn:  Ms. Amy E. Parker
                           Fax No.:  (305) 486-0424

         with a copy to:

                           George S. Lawler, Esquire
                           Whiteford, Taylor & Preston L.L.P.
                           210 West Pennsylvania Avenue, Suite 400
                           Towson, Maryland  21204-4515
                           Fax No.:  (410) 832-2015

         If to Seller:

                           Blue Water Medical Supply, Inc.
                           52903 Base Street
                           New Baltimore, Michigan 48047
                           Attn:  Mr. Lou Campbell

         with a copy to:

                           Sullivan, Ward, Bone, Tyler & Asher, P.C.
                           P.O. Box 222
                           1000 Maccabees Center, 25800 Northwestern Hwy. Southfield, Michigan 48075-1000
                           Attn: A. Stuart Tompkins
                           Fax No:   (810) 746-2760

Any party hereto may specify in writing a different address for such purpose to the other parties at least five (5) days prior to the effective date of such address change.

         SECTION 7.6. Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. This Agreement, and the rights, interests and obligations hereunder, may not be assigned by either party without the prior written consent of the other party hereto.

         SECTION 7.7. Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provision of this Agreement unless the consummation of the transaction contemplated hereby is adversely affected thereby.

         SECTION 7.8. Complete Agreement. This document and the documents referred to herein contain the complete agreement between the parties and supersede any prior understandings, agreements or representations by or between the parties, written or oral, which may have related to the subject matter hereof in any way.

         SECTION 7.9. No Third-Party Beneficiaries. This Agreement shall be for the benefit only of the parties hereto, and their respective successors and assigns.

         SECTION 7.10. Waiver of Bulk Sales Act. In consideration of, and in reliance upon, the representations and warranties made by Seller in Article 2, Purchaser hereby waives compliance with the provisions of any applicable bulk transfer laws.

         SECTION 7.11. Singular and Plural; Gender. The singular shall include the plural and vice-versa, and the use of one gender shall be deemed to include all other genders whenever appropriate.

         SECTION 7.12. Governing Law. All questions concerning the construction, validity and interpretation of this Agreement and the performance of the obligations imposed by this Agreement will be governed by the laws of the State of Maryland without reference to any conflict of laws rules.

         SECTION 7.13. Counterparts. This Agreement may be executed in two or more counterparts each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

         SECTION 7.14. Schedules. The Schedules hereto are an integral part of this Agreement. Information described in any Schedule of this Agreement shall be deemed disclosed in all Schedules of this Agreement and the term "Agreement" shall include all Schedules, exhibits and other deliveries attached or made pursuant hereto. Except as otherwise specifically provided for herein, any Schedules which have not been prepared and attached to this Agreement on the date of execution hereof shall be prepared and delivered by Seller to Purchaser within ten (10) days from the date of execution of this Agreement.

         SECTION 7.15. Headings. The headings and captions set forth herein are for convenience of reference only and shall not affect the construction or interpretation hereof.

         SECTION 7.16. Further Documents. Seller shall, whenever and as often as requested to do so by Purchaser, but without expense to Seller, execute, acknowledge, and deliver all such further conveyances, assignments, confirmations, satisfactions, releases, instruments of further assurance, approvals, consents and any and all other further instruments and documents as may be necessary, expedient, or proper in the reasonable opinion of Purchaser or its counsel in order to complete the transactions contemplated herein.

         SECTION 7.17. Arbitration. Any and all disputes, controversies or claims that lead up to the execution of this Agreement or that arise out of or relate to this Agreement or the breach of it, including, without limitation, any dispute regarding the disposition of the Deposit in the event this Agreement is terminated and including any claims regarding the validity, scope and enforceability of this arbitration clause, shall, if not promptly settled by the parties, be solely and finally resolved by arbitration. The arbitration shall be conducted in accordance with the commercial arbitration rules of the American Arbitration Association (the "AAA") in effect at the time and shall be conducted before a single arbitrator. The parties to the arbitration shall attempt to agree, by mutual consent, to the appointment of the arbitrator. In the absence of agreement among the parties, any party to the arbitration may apply to AAA for a list of arbitrators from which list the arbitrator shall be selected in accordance with the commercial arbitration rules of AAA.

         The arbitration shall take place in Southfield, Michigan. Judgment upon any award rendered by the arbitrator may be entered in any court of competent jurisdiction in Michigan and each party hereto consents to the jurisdiction of such courts and waives all claims of improper venue. The arbitrator shall determine  all  claims  in  accordance  with the  internal  law of the  State of
Maryland.  The  internal  procedural  and  substantive  laws of Maryland and the
United States Federal Arbitration Act shall govern all questions of arbitral procedure, arbitral review, scope of arbitral authority, and arbitral enforcement. The parties further agree that the arbitration proceeding shall constitute an absolute bar to the institution of any court proceeding, and that the decision and award of the arbitrator shall be final and binding.

         The cost of the arbitration proceeding shall be shared equally by the parties except that each party shall be responsible for its own attorneys fee, if any.

         SECTION 7.18. Counsel. Each party hereto has been represented by its own counsel in connection with the negotiation and preparation of this Agreement and, consequently, each party hereby waives the application of any rule of law that would otherwise be applicable in connection with the interpretation of this Agreement, including but not limited to any rule of law to the effect that any provision of this Agreement shall be interpreted or construed against the party whose counsel drafted that provision.

         SECTION 7.19. No Offer. This Agreement has been provided for examination only and does not constitute an offer. This Agreement shall become effective only after execution hereof (or counterparts hereof) by all parties hereto.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement, under seal, on the day and year first above written, intending to be legally bound hereby.

WITNESS:                          BLUE WATER MEDICAL SUPPLY, INC.


_____________________________     By:_______________________(SEAL)
                                                 , President


WITNESS:                          BLUE WATER INDUSTRIAL PRODUCTS, INC.


_____________________________     By:_______________________(SEAL)
                                                 , President



WITNESS:                          LIFE CRITICAL CARE CORPORATION


_____________________________     By:_______________________(SEAL)
                                     Amy E. Parker, Vice President
                                     and Chief Financial Officer

                                   EXHIBIT 1.2

                     BILL OF SALE AND ASSIGNMENT OF ASSETS/
                                 MEDICAL SUPPLY


                                   [ATTACHED]

                      BILL OF SALE AND ASSIGNMENT OF ASSETS


         THIS BILL OF SALE AND ASSIGNMENT OF ASSETS is executed and delivered effective this _____ day of ______________, 1996 by BLUE WATER MEDICAL SUPPLY, INC., a Michigan corporation, ("Seller"), to LIFE CRITICAL CARE CORPORATION, a Delaware corporation, ("Purchaser").

         WHEREAS, Purchaser and Seller have entered into an Asset Purchase Agreement, dated as of January 22, 1996 (the "Agreement"), providing for the purchase by Purchaser of substantially all of the assets of Seller;

         NOW, THEREFORE, pursuant to the Agreement, and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Seller hereby grants, bargains, sells, delivers, transfers, sets over, assigns and conveys to Purchaser and its successors and assigns, free and clear of any and all liens, claims or encumbrances of any kind, except for any liabilities of Seller specifically assumed by Purchaser pursuant to the express terms of the Agreement, all of the Purchased Assets (as defined in the Agreement) including, without limitation, those assets and properties listed or described on Schedule A attached hereto and made a part hereof.

         TO HAVE AND TO HOLD the Purchased Assets unto Purchaser and its successors and assigns, to its and their own use and benefit forever, and Seller, for itself and its successors and assigns, covenants to and agrees with Purchaser to warrant and defend the sale, transfer, assignment, conveyance and delivery of the Purchased Assets unto Purchaser and its successors and assigns, against all lawful claims and demands.

         Seller hereby covenants and agrees with Purchaser that it will duly execute and deliver all such deeds, bills of sale, endorsements, assignments, drafts, checks, and other instruments of transfer as may be necessary or helpful more fully to sell, transfer, assign and convey to and to invest in Purchaser, all and singular, the Purchased Assets hereby sold, transferred, assigned and conveyed by this Bill of Sale and Assignment of Assets.

         The transfer evidenced by this Bill of Sale and Assignment of Assets is made subject to and upon all of the terms, covenants, conditions, representations and warranties set forth in the Agreement, and all of which terms, covenants, conditions, representations and warranties are incorporated herein by reference, and shall survive the delivery of this Bill of Sale and Assignment of Assets.

         All of the terms and provisions of this Bill of Sale and Assignment of Assets shall be binding upon Seller and its respective successors and assigns, and shall inure to the benefit of the Purchaser and its successors and assigns.

         IN WITNESS WHEREOF, Seller and Purchaser have caused the due execution of this Bill of Sale and Assignment of Assets, under seal, as of the day and year first above written.

                                   BLUE WATER MEDICAL SUPPLY, INC.


                                   By:______________________(SEAL)
                                                 , President

                                            - Seller -

                                   LIFE CRITICAL CARE CORPORATION


                                   By:______________________(SEAL)


                                           - Purchaser -

                                   SCHEDULE A

                                       TO

                      BILL OF SALE AND ASSIGNMENT OF ASSETS


         1.

         2.

         3.

         4.

         5.

         6.

         7.

         8.

         9.

         10.

                                  EXHIBIT 1.2.A

                     BILL OF SALE AND ASSIGNMENT OF ASSETS/
                               INDUSTRIAL PRODUCTS


                                   [ATTACHED]

                      BILL OF SALE AND ASSIGNMENT OF ASSETS


         THIS BILL OF SALE AND ASSIGNMENT OF ASSETS is executed and delivered effective this _____ day of ________________, 1996 by BLUE WATER
INDUSTRIAL PRODUCTS,   INC.,  a  Michigan   corporation, ("Seller"), to LIFE
CRITICAL CARE CORPORATION, a Delaware corporation, ("Purchaser").

         WHEREAS, Purchaser and Seller have entered into an Asset Purchase Agreement, dated as of January 22, 1996 (the "Agreement"), providing for the purchase by Purchaser of substantially all of the assets of Seller;

         NOW, THEREFORE, pursuant to the Agreement, and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Seller hereby grants, bargains, sells, delivers, transfers, sets over, assigns and conveys to Purchaser and its successors and assigns, free and clear of any and all liens, claims or encumbrances of any kind, except for any liabilities of Seller specifically assumed by Purchaser pursuant to the express terms of the Agreement, all of the Purchased Assets (as defined in the Agreement) including, without limitation, those assets and properties listed or described on Schedule A attached hereto and made a part hereof.

         TO HAVE AND TO HOLD the Purchased Assets unto Purchaser and its successors and assigns, to its and their own use and benefit forever, and Seller, for itself and its successors and assigns, covenants to and agrees with Purchaser to warrant and defend the sale, transfer, assignment, conveyance and delivery of the Purchased Assets unto Purchaser and its successors and assigns, against all lawful claims and demands.

         Seller hereby covenants and agrees with Purchaser that it will duly execute and deliver all such deeds, bills of sale, endorsements, assignments, drafts, checks, and other instruments of transfer as may be necessary or helpful more fully to sell, transfer, assign and convey to and to invest in Purchaser, all and singular, the Purchased Assets hereby sold, transferred, assigned and conveyed by this Bill of Sale and Assignment of Assets.

         The transfer evidenced by this Bill of Sale and Assignment of Assets is made subject to and upon all of the terms, covenants, conditions, representations and warranties set forth in the Agreement, and all of which terms, covenants, conditions, representations and warranties are incorporated herein by reference, and shall survive the delivery of this Bill of Sale and Assignment of Assets.

         All of the terms and provisions of this Bill of Sale and Assignment of Assets shall be binding upon Seller and its respective successors and assigns, and shall inure to the benefit of the Purchaser and its successors and assigns.

         IN WITNESS WHEREOF, Seller and Purchaser have caused the due execution of this Bill of Sale and Assignment of Assets, under seal, as of the day and year first above written.

                                 BLUE WATER INDUSTRIAL
                                 PRODUCTS, INC.


                                 By:_____________________(SEAL)
                                              , President

                                          - Seller -

                                 LIFE CRITICAL CARE CORPORATION


                                 By:_____________________(SEAL)


                                         - Purchaser -

                                  SCHEDULE 1.3

                                 EXCLUDED ASSETS



1.       Checking accounts of Seller

3.       Savings accounts of Seller

4.       Life Insurance Policy(ies) of Seller

5.       Cash values of any Life Insurance Policy(ies) of Seller

6.       Federal and Michigan corporate income tax deposits of Seller

7.

                                  SCHEDULE 1.6

                               LIABILITIES ASSUMED


        [to be provided by Seller, subject to the reasonable approval of
              Purchaser, within 30 days following the execution of
                         the Asset Purchase Agreement]


1.

2.

3.

                                  SCHEDULE 1.7

                  ALLOCATION OF PURCHASE PRICE/MEDICAL SUPPLY*


                  _______________________         $__________

                  _______________________         $__________

                  _______________________         $__________


                  Furniture, Fixtures, and
                    Equipment                     $__________

                  _______________________         $__________

                  Goodwill                        $__________



                                           TOTAL: $__________


     * To be determined by Seller and Purchaser prior to the Closing Date.

                                 SCHEDULE 1.7.A

                ALLOCATION OF PURCHASE PRICE/INDUSTRIAL PRODUCTS*




                  _______________________         $__________

                  _______________________         $__________

                  _______________________         $__________


                  Furniture, Fixtures, and
                    Equipment                     $__________

                  _______________________         $__________

                  Goodwill                        $__________



                                           TOTAL: $__________


     * To be determined by Seller and Purchaser prior to the Closing Date.

                                 SCHEDULE 2.5.1

                                     LIENS


        [to be provided by Seller, subject to the reasonable approval of
              Purchaser, within 30 days following the execution of
                         the Asset Purchase Agreement]

                                  SCHEDULE 2.7

                            CONTRACTS AND COMMITMENTS


               [to be provided by Seller within 30 days following
                 the execution of the Asset Purchase Agreement]

                                  SCHEDULE 2.8

                                   LITIGATION


               [to be provided by Seller within 30 days following
                 the execution of the Asset Purchase Agreement]

                                  SCHEDULE 2.10

                                   INSURANCE*


1.

2.

3.

4.

5.


* To be provided by Seller within 30 days following the execution of the Asset Purchase Agreement.

                                  SCHEDULE 2.13

                              LICENSES AND PERMITS*


1.

2.

3.

4.

5.


* To be provided by Seller within 30 days following the execution of the Asset Purchase Agreement.

                                EXHIBIT 4.1.1.2

                                     LEASES

  [to be provided by Seller, subject to the reasonable approval of Purchaser, within 30 days following the execution of the Asset Purchase Agreement --
       2 facilities; 4 year lease, 4 year option, purchase option at FMV]

                                 EXHIBIT 4.1.1.3

                             COVENANT NOT TO COMPETE


         COVENANT NOT TO COMPETE made and entered into this ____ day of ______, 1996, by and between _________________________ ("Covenantor") and LIFE CRITICAL CARE CORPORATION, a Delaware corporation, and its successors and assigns ("Purchaser").

                                   WITNESSETH:

         WHEREAS, BLUE WATER MEDICAL SUPPLY, INC. (hereafter called "Seller") is selling certain operating assets related to its business (the "Business") to Purchaser in a transaction contemplated in an Asset Purchase Agreement dated January 22, 1996 (hereafter called the "Agreement") entered into by Seller and Purchaser; and

         WHEREAS, the Covenantor has been a stockholder of Seller involved in the operation of the Business and is familiar with the operation of the Business generally; and

         WHEREAS, the Covenantor agreed to enter into this Covenant Not to Compete as an inducement to Purchaser to enter into the Agreement as a result of which Agreement the Covenantor will materially benefit.

         NOW, THEREFORE, the parties hereto do covenant and agree as follows:

         1. COVENANT NOT TO COMPETE PAYMENT. Simultaneously with the delivery of this Covenant Not to Compete, Purchaser has paid to Seller the sum of One Dollar ($1.00) in cash, or certified check.

         2. RESTRICTIVE COVENANT. In consideration for the entry into the Agreement by the Purchaser, the Covenantor covenants that he will not, directly or indirectly for a period of five (5) years from and after the date hereof, own in whole or in part, manage, operate, control, or perform services for any health care business located within the States of Michigan, Illinois, Indiana or Ohio.

         3. CONFIDENTIAL INFORMATION. For a period of ten (10) years from and after the date hereof, the Covenantor shall hold all Confidential Information (i.e., all trade secrets and proprietary and confidential information regarding the Business of whatever nature, in whatever medium, developed, owned or acquired by the Seller or the Covenantor, including customers and prospective customers and suppliers but excluding information which at the time of disclosure is in the public domain through no fault of, or violation of law or breach of agreement by the Covenantor or which the Covenantor can demonstrate he has lawfully obtained from a third party under circumstances permitting its lawful disclosure and use which the Covenantor reasonably believes has no obligation of confidentiality with respect thereto) in confidence and not disclose, duplicate, communicate or transmit the Confidential Information to any person or use or exploit any Confidential Information for any purpose.

         4. REASONABLENESS. The Covenantor hereby expressly agrees that any competition by him with the Business in violation of the terms of this Covenant Not to Compete would, among other things, materially impair the Purchaser's future prospects and that the limitations set forth in Paragraph 2 above are reasonable, both as to time and geographic area. If, notwithstanding the foregoing, the scope of any restriction contained in Paragraph 2 is too broad to permit enforcement thereof to its full extent, such restriction shall be enforced to the maximum extent permitted by law, and Covenantor hereby agrees that such scope may be judicially modified accordingly in any proceeding brought to enforce such restriction.

         5. INJUNCTIVE RELIEF. The Covenantor hereby recognizes that in the event of his breach of any of the covenants hereunder Purchaser's remedies at law for money damages would be inadequate, and, therefore, the Covenantor hereby stipulates that Purchaser shall be entitled to injunctive relief in the event of any breach of the Covenantor's covenants hereunder.

         6. INTERPRETATION. This Covenant Not to Compete and the provisions hereof shall in all respects be interpreted under and regulated by the laws of the State of Michigan except for the choice of law rules utilized in that jurisdiction.

         7. AMENDMENT. This Covenant Not to Compete contains all the understandings of the parties and shall not be altered or amended, except in a writing signed by each of the parties hereto.

         8. ATTORNEYS' FEES. The Covenantor hereby agrees that, in the event of a breach of the Covenantor's covenants hereunder, Purchaser shall be entitled to recover such costs, damages and reasonable attorneys' fees as may be incurred on account of such breach from the Covenantor.

         9. BINDING EFFECT. This Covenant Not to Compete shall be binding upon the parties and their respective successors and assigns.

         10. COUNTERPARTS. This Covenant Not to Compete may be executed in two or more counterparts, each of which, when taken together, shall constitute one and the same original.

         IN WITNESS WHEREOF, the parties have caused this Covenant Not to Compete to be executed under seal on the day and year first above written.

                                   COVENANTOR:




                                   ___________________________(SEAL)



                                   [ONE SET TO BE EXECUTED BY EACH STOCKHOLDER
                                   OF BLUE WATER MEDICAL SUPPLY, INC. AND BLUE
                                   WATER INDUSTRIAL PRODUCTS, INC.]



                                   PURCHASER:

                                   LIFE CRITICAL CARE CORPORATION



                                   By:________________________(SEAL)

                                 EXHIBIT 4.1.1.6

                          OPINION OF COUNSEL FOR SELLER


           [Letterhead of Sullivan, Ward, Bone, Tyler & Asher, P.C.]

                              ______________, 1996




Life Critical Care Corporation
504 Cathedral Street
Baltimore, MD   21201
Attention:  Amy E. Parker, President

Ladies and Gentlemen:

        This opinion is delivered pursuant to Section 4.1.1.6 of the Asset Purchase Agreement, dated January 22, 1996 (the "Agreement"), between Blue Water Medical Supply, Inc. ("Medical Supply") and Blue Water Industrial Products, Inc. ("Industrial Products") (collectively and individually referred to herein as the "Company") and Life Critical Care Corporation (the "Purchaser"). We have acted as counsel to the Company in connection with the Agreement and the transactions contemplated thereby. Where a term that is defined in the Agreement is used in this Opinion, the term has the same meaning set forth in the Agreement, unless differently defined herein.

        (1)     In rendering the opinions set forth below, we have examined:

                (A)      The fully executed Agreement; and

                (B)  The   Charter,   By-Laws  and  minutes  of  the   corporate
proceedings of each Company.

        (2)     In rendering the opinions set forth below, we have assumed:

                (A) Each of the parties to the Agreement other than our clients have the power and authority to: (i) enter into the Agreement and all other agreements or documents required to be executed by it pursuant to the Agreement; and (ii) perform all of its obligations under the Agreement and all other agreements or documents required to be executed by it pursuant to the Agreement;

                (B) All required corporate actions and authorizations other than on behalf of our clients have been completed; and

                (C) The authenticity of all documents submitted as originals, the genuineness of all signatures other than signatures on behalf of our clients and the conformity to the originally executed documents of all documents submitted to us as drafts or photocopies.

        In rendering our opinions, whenever our opinion herein regarding the existence or absence of facts is indicated to be based on our knowledge or awareness, our opinion is intended to signify that during the course of our representation of the Company no information has come to our attention which would give us actual knowledge of the existence or absence of such facts. We have not undertaken any independent investigation to determine the existence or absence of such facts and no inference of further knowledge should be drawn from our representation of the Company. As to various questions of fact material to this Opinion, we have relied upon the truth and completeness of the representations and warranties made by each Company as the "Seller" in the Agreement and upon certifications executed by the Officers and Directors of each Company. In addition, we have obtained from public officials and from officers of each Company such other certificates and assurances, and we have examined such corporate records, other documents and questions of law, as we have considered necessary or appropriate for purposes of this Opinion.

        Based  upon  the  foregoing,   and  subject  to  the   limitations   and
qualifications set forth herein, it is our opinion that, as of the date of this letter:

                (A) Each Company is a corporation duly organized, validly existing and in good standing under the laws of the state of Michigan, and has the corporate power to own all of its properties and assets and to carry on its business as it is now being conducted.

                (B) Each Company has validly taken all necessary corporate action to authorize it to execute and deliver the Agreement and to consummate the transactions contemplated thereby; and the Agreement has been duly executed and delivered by each Company and is a valid and binding agreement of each Company, enforceable in accordance with its terms.

                (C) The execution and delivery of the Agreement by each Company and the consummation by each Company of the transactions contemplated on its part thereby do not and will not violate any provision of the Charter or By-Laws of either Company.

                (D) To our knowledge, all consents, authorizations, orders or approvals of, and filings and registrations with, any governmental commission, board or other regulatory body required for or in connection with the execution and delivery of the Agreement by each Company and the consummation by it of the transactions contemplated on its part thereby have been obtained or made.

                (E) To our knowledge, except as disclosed on any Schedule to the Agreement, there is no claim, action, suit or legal, administrative or other proceeding or governmental investigation, pending or threatened against either Company or any of its properties which might result in any material adverse change in the business or financial condition of either Company.

                (F) To the best of our knowledge, neither the execution and delivery of the Agreement, nor the consummation of the transactions contemplated thereby, conflicts with or does or will violate or result (with the giving of notice and/or the passage of time) in a breach of any of the terms, conditions or provisions of or constitute a default under, any lease, mortgage, contract or other agreement binding on either Company or affecting its properties. To the best of our knowledge, no consent or approval of any public authority is required as a condition to the validity or enforceability of the Agreement or any transaction contemplated thereby.

                The   foregoing    Opinion   is   subject   to   the   following
qualifications:

                (A) The Opinion is subject to the operation and effect of applicable bankruptcy, insolvency, moratorium, reorganization, receivership or other similar laws, statutes or rules now or hereafter in effect affecting the rights of creditors generally and the rights of taxing authorities.

                (B) The enforceability of the Agreement may require enforcement by a court of equity, and such enforcement is subject to such principles of equity as courts having jurisdiction may impose.

                (C) In rendering our opinion regarding the good standing of each Company, we have relied exclusively upon Certificates of Good Standing, dated _______________, 1996, issued by the Michigan Department of Commerce, Corporations and Securities Bureau.

                (D) Our Opinion is based solely upon the laws of the State of Michigan, and we are opining herein as to the subject transaction as though the laws of the United States of America and the State of Michigan were the only applicable laws. We assume no responsibility as to the applicability thereto or affect thereon of the laws of any other state or jurisdiction. As to matters governed or affected by laws of states other than the State of Michigan we have assumed that insofar as the substantive laws of any other state may be applicable to any opinions herein, such laws are identical to the substance of laws of the State of Michigan applied by us herein.

        This opinion is being furnished to you solely for your benefit and the benefit of your counsel and may not be relied upon by, nor copies of it delivered to, any other person or parties without our prior written consent.

                                       SULLIVAN, WARD, BONE,
                                         TYLER & ASHER, P.C.


                                        By:  ____________________________

                                 EXHIBIT 4.1.1.7

                              ARTICLES OF TRANSFER

                                     BETWEEN

                      [BLUE WATER _________________, INC.]

                                       AND

                         LIFE CRITICAL CARE CORPORATION


                THIS IS TO CERTIFY THAT:

                FIRST:   Blue Water  _________________________,  Inc. a Michigan
corporation (the "Transferor"), agrees to transfer all or substantially all of its property and assets to Life Critical Care Corporation, a Delaware corporation (the "Transferee") pursuant to the terms of an Asset Purchase Agreement between the Transferor and the Transferee of even date herewith.

                SECOND: The Transferor is incorporated under the laws of the State of Michigan, with a principal office located at 37885 Green Street, New Baltimore, MI 48047.

                THIRD: The Transferee is incorporated under the general laws of the State of Delaware. The Transferee's address and principal place of business is 3333 West Commercial Boulevard, Suite 203, Fort Lauderdale, Florida 33309.

                FOURTH: The Transferor owns no interest in land, the title to which could be affected by the recording of an instrument among the land records.

                FIFTH: The terms and conditions of the transaction set forth in these Articles of Transfer were advised, authorized and approved by the Transferor in the manner and by the vote required by its Articles of Incorporation and Michigan law, in the following manner: The Board of Directors of the Transferor by unanimous written consent adopted a resolution declaring that the proposed transaction described herein was advisable, and directed that the proposed transaction be submitted to the stockholders of the Transferor for consideration and approval. The Shareholders of the Transferor by unanimous written consent adopted a resolution declaring that the proposed transaction described herein was approved.

                SIXTH: The terms and conditions of the transaction set forth in these Articles of Transfer were advised, authorized and approved by the Transferee in the manner and by the vote required by its Charter and the laws of the place of its incorporation, in the following manner: The Board of Directors of the Transferee by unanimous written consent adopted a resolution declaring that the proposed transaction was approved.

                SEVENTH: The nature and amount of the consideration to be paid by the Transferee to the Transferor for the assets to be transferred by the Transferor pursuant to the Asset Purchase Agreement is ___________________________________________ Dollars ($_______________).

                IN WITNESS WHEREOF, on this day of , 1996, Transferor has caused these Articles of Transfer to be executed on its behalf by its President and attested by its Secretary, and Transferee has caused these Articles of Transfer to be executed on its behalf by its President and attested by its Secretary, and each individual signing hereby acknowledges, under penalties for perjury, that these Articles of Transfer are the act of the party on whose behalf such individual is executing the Articles of Transfer and that, to the best of his or her knowledge, information and belief, the facts and matters set forth herein are true in all material respects.

ATTEST:                              BLUE WATER ______________________, INC.


_______________________________      By:______________________________(SEAL)
                    , Secretary                            , President



ATTEST:                              LIFE CRITICAL CARE CORPORATION


_______________________________      By:______________________________(SEAL)
                    , Secretary

                                 EXHIBIT 4.2.1.2

               ASSIGNMENT AND ASSUMPTION AGREEMENT/MEDICAL SUPPLY

                       ASSIGNMENT AND ASSUMPTION AGREEMENT

                THIS ASSIGNMENT AND ASSUMPTION AGREEMENT is made this _____ day of _______________, 1996, by and between LIFE CRITICAL CARE CORPORATION, a Delaware corporation, ("Purchaser"), and BLUE WATER MEDICAL SUPPLY, INC., a Michigan corporation, ("Seller").

                WHEREAS, pursuant to that certain Asset Purchase Agreement, dated January 22, 1996, between the parties hereto (the "Purchase Agreement"), Seller has agreed to assign and transfer to Purchaser certain assets, properties and business of Seller;

                NOW, THEREFORE, in consideration of the transfer to Purchaser of the aforesaid assets, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

                1. Assignment. Seller hereby assigns and transfers to Purchaser the following: All right, title and interest of Seller in, to and under all contracts, leases, indentures, agreements, commitments and all other legally binding arrangements, whether oral or written, to which Seller is a party or by which Seller is bound ("Contracts") that are listed on Schedule A hereto.

                2. Assumption. Subject to the further terms of this Agreement, effective on the date hereof, Purchaser, for itself and its successors and assigns, hereby covenants and agrees to assume, and hereby does assume, and agrees to discharge, perform, and observe, and to indemnify, defend, and hold Seller harmless from and against the obligations of Seller, as and to the extent arising from and after the date hereof, or pertaining to any period subsequent to the date hereof, as are listed or described on Schedule B, attached hereto and made a part hereof (the "Assumed Liabilities").

                3. Indemnification. Seller shall defend, indemnify, and hold Purchaser harmless against and from (a) all liability to any person, firm, corporation, political subdivision, or other entity for any default by Seller in connection with the Assumed Liabilities to the extent such default occurs prior to the date hereof, and (b) any debt, liability, obligation or contract not expressly assumed by Purchaser hereunder. Purchaser shall defend, indemnify and hold Seller harmless against and from any and all liability to any person, firm, corporation, political subdivision, or other entity for any default by Purchaser in connection with the Assumed Liabilities, to the extent such default occurs on or after the date hereof. The indemnifications set forth herein are in addition to any indemnifications set forth in the Purchase Agreement.

                4. Representations of Seller. All representations and warranties of Seller relating to the Assumed Liabilities contained in the Purchase Agreement are hereby incorporated by reference herein. Seller hereby further represents and warrants to Purchaser that, as of the effective date of this Agreement, Seller has not received notice of any default by Seller in connection with the Assumed Liabilities, and to the best of Seller's knowledge, information and belief, Seller is not in default in connection with the Assumed Liabilities.

                5. Further Assurances. The parties agree that they will take whatever action or actions are found to be reasonably necessary from time to time to effectuate the provisions and intent of this Agreement, and, to that end, the parties agree that they will execute any further documents or instruments which may be necessary to give full force and effect to this Agreement or to any of its provisions.

                6. Binding Effect. This Agreement shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective successors and assigns.

                7. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Maryland.

                8. Miscellaneous. This Agreement is made and entered into pursuant to the terms, conditions, and provisions of the Purchase Agreement. Except as otherwise provided herein or except as otherwise required by the context herein, all capitalized terms defined in the Purchase Agreement shall have such defined meanings when used herein.

                IN WITNESS WHEREOF, the parties hereto have caused the due execution of this Assignment and Assumption Agreement, under seal, as of the day and year first above written.

WITNESS:                          BLUE WATER MEDICAL SUPPLY, INC.


______________________________    By: _____________________(SEAL)
                                                , President

                                           - SELLER -


WITNESS:                          LIFE CRITICAL CARE CORPORATION


______________________________    By: _____________________(SEAL)
                                                , President

                                           - PURCHASER -

                                   SCHEDULE A
                                       TO
                       ASSIGNMENT AND ASSUMPTION AGREEMENT

                                   SCHEDULE B
                                       TO
                       ASSIGNMENT AND ASSUMPTION AGREEMENT

                                EXHIBIT 4.2.1.2.A

             ASSIGNMENT AND ASSUMPTION AGREEMENT/INDUSTRIAL PRODUCTS

                       ASSIGNMENT AND ASSUMPTION AGREEMENT

                THIS ASSIGNMENT AND ASSUMPTION AGREEMENT is made this _____ day of _______________, 1996, by and between LIFE CRITICAL CARE CORPORATION, a Delaware corporation, ("Purchaser"), and BLUE WATER INDUSTRIAL PRODUCTS, INC., a Michigan corporation, ("Seller").

                WHEREAS, pursuant to that certain Asset Purchase Agreement, dated January 22, 1996, between the parties hereto (the "Purchase Agreement"), Seller has agreed to assign and transfer to Purchaser certain assets, properties and business of Seller;

                NOW, THEREFORE, in consideration of the transfer to Purchaser of the aforesaid assets, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

                1. Assignment. Seller hereby assigns and transfers to Purchaser the following: All right, title and interest of Seller in, to and under all contracts, leases, indentures, agreements, commitments and all other legally binding arrangements, whether oral or written, to which Seller is a party or by which Seller is bound ("Contracts") that are listed on Schedule A hereto.

                2. Assumption. Subject to the further terms of this Agreement, effective on the date hereof, Purchaser, for itself and its successors and assigns, hereby covenants and agrees to assume, and hereby does assume, and agrees to discharge, perform, and observe, and to indemnify, defend, and hold Seller harmless from and against the obligations of Seller, as and to the extent arising from and after the date hereof, or pertaining to any period subsequent to the date hereof, as are listed or described on Schedule B, attached hereto and made a part hereof (the "Assumed Liabilities").

                3. Indemnification. Seller shall defend, indemnify, and hold Purchaser harmless against and from (a) all liability to any person, firm, corporation, political subdivision, or other entity for any default by Seller in connection with the Assumed Liabilities to the extent such default occurs prior to the date hereof, and (b) any debt, liability, obligation or contract not expressly assumed by Purchaser hereunder. Purchaser shall defend, indemnify and hold Seller harmless against and from any and all liability to any person, firm, corporation, political subdivision, or other entity for any default by Purchaser in connection with the Assumed Liabilities, to the extent such default occurs on or after the date hereof. The indemnifications set forth herein are in addition to any indemnifications set forth in the Purchase Agreement.

                4. Representations of Seller. All representations and warranties of Seller relating to the Assumed Liabilities contained in the Purchase Agreement are hereby incorporated by reference herein. Seller hereby further represents and warrants to Purchaser that, as of the effective date of this Agreement, Seller has not received notice of any default by Seller in connection with the Assumed Liabilities, and to the best of Seller's knowledge, information and belief, Seller is not in default in connection with the Assumed Liabilities.

                5. Further Assurances. The parties agree that they will take whatever action or actions are found to be reasonably necessary from time to time to effectuate the provisions and intent of this Agreement, and, to that end, the parties agree that they will execute any further documents or instruments which may be necessary to give full force and effect to this Agreement or to any of its provisions.

                6. Binding Effect. This Agreement shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective successors and assigns.

                7. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Maryland.

                8. Miscellaneous. This Agreement is made and entered into pursuant to the terms, conditions, and provisions of the Purchase Agreement. Except as otherwise provided herein or except as otherwise required by the context herein, all capitalized terms defined in the Purchase Agreement shall have such defined meanings when used herein.

                IN WITNESS WHEREOF, the parties hereto have caused the due execution of this Assignment and Assumption Agreement, under seal, as of the day and year first above written.

WITNESS:                          BLUE WATER INDUSTRIAL
                                   PRODUCTS, INC.


______________________________    By: ___________________________(SEAL)
                                                      , President

                                               - SELLER -

WITNESS:                          LIFE CRITICAL CARE CORPORATION


______________________________    By: ___________________________(SEAL)
                                                      , President

                                               - PURCHASER -

                                   SCHEDULE A
                                       TO
                       ASSIGNMENT AND ASSUMPTION AGREEMENT

                                   SCHEDULE B
                                       TO
                       ASSIGNMENT AND ASSUMPTION AGREEMENT

                                 EXHIBIT 4.2.1.4


                        OPINION OF COUNSEL FOR PURCHASER


               [Letterhead of Whiteford, Taylor & Preston L.L.P.]

                              ______________, 1996

Blue Water Medical Supply, Inc. and
Blue Water Industrial Products, Inc.
37885 Green Street
New Baltimore, Michigan   48047
Attention:   Mr. Lou Campbell

Ladies and Gentlemen:

        This  opinion  is  delivered  pursuant  to  Section  4.2.1.4  of  the
Asset  Purchase   Agreement,   dated _______________, 1996 (the  "Agreement"),
between Blue Water Medical Supply, Inc. ("Medical Supply") and Blue Water Industrial Products, Inc. ("Industrial Products") (collectively and individually referred to herein as the "Company") and Life Critical Care Corporation (the "Purchaser"). We have acted as counsel to the Purchaser in connection with the Agreement and the transactions contemplated thereby. Where a term that is defined in the Agreement is used in this Opinion, the term has the same meaning set forth in the Agreement, unless differently defined herein.

        (1)     In rendering the opinions set forth below, we have examined:

                (A)      The fully executed Agreement; and

                (B)  The   Charter,   By-Laws  and  minutes  of  the   corporate
proceedings of the Purchaser.

        (2)     In rendering the opinions set forth below, we have assumed:

                (A) Each of the parties to the Agreement other than our clients have the power and authority to: (i) enter into the Agreement and all other agreements or documents required to be executed by it pursuant to the Agreement; and (ii) perform all of its obligations under the Agreement and all other agreements or documents required to be executed by it pursuant to the Agreement;

                (B) All required corporate actions and authorizations other than on behalf of our clients have been completed; and

                (C) The authenticity of all documents submitted as originals, the genuineness of all signatures other than signatures on behalf of our clients and the conformity to the originally executed documents of all documents submitted to us as drafts or photocopies.

        In rendering our opinions, whenever our opinion herein regarding the existence or absence of facts is indicated to be based on our knowledge or awareness, our opinion is intended to signify that during the course of our representation of the Purchaser no information has come to our attention which would give us actual knowledge of the existence or absence of such facts. We have not undertaken any independent investigation to determine the existence or absence of such facts and no inference of further knowledge should be drawn from our representation of the Purchaser. As to various questions of fact material to this Opinion, we have relied upon the truth and completeness of the representations and warranties made by the Purchaser as the "Purchaser" in the Agreement and upon certifications executed by the Officers and Directors of the Purchaser. In addition, we have obtained from public officials and from officers of the Purchaser such other certificates and assurances, and we have examined such corporate records, other documents and questions of law, as we have considered necessary or appropriate for purposes of this Opinion.

        Based  upon  the  foregoing,   and  subject  to  the   limitations   and
qualifications set forth herein, it is our opinion that, as of the date of this letter:

                (A) The Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and has the corporate power to own all of its properties and assets and to carry on its business as it is now being conducted.

                (B) The Purchaser has validly taken all necessary corporate action to authorize it to execute and deliver the Agreement and to consummate the transactions contemplated thereby; and the Agreement has been duly executed and delivered by the Purchaser and is a valid and binding agreement of the Purchaser, enforceable in accordance with its terms.

                (C) The execution and delivery of the Agreement by the Purchaser and the consummation by the Purchaser of the transactions contemplated on its part thereby do not and will not violate any provision of the Charter or By-Laws of the Purchaser.

                (D) To our knowledge, all consents, authorizations, orders or approvals of, and filings and registrations with, any governmental commission, board or other regulatory body required for or in connection with the execution and delivery of the Agreement by the Purchaser and the consummation by it of the transactions contemplated on its part thereby have been obtained or made.

                (E) To the best of our knowledge, neither the execution and delivery of the Agreement, nor the consummation of the transactions contemplated thereby, conflicts with or does or will violate or result (with the giving of notice and/or the passage of time) in a breach of any of the terms, conditions or provisions of or constitute a default under, any lease, mortgage, contract or other agreement binding on the Purchaser or affecting its properties. To the best of our knowledge, no consent or approval of any public authority is required as a condition to the validity or enforceability of the Agreement or any transaction contemplated thereby.

                The   foregoing    Opinion   is   subject   to   the   following
qualifications:

                (A) The Opinion is subject to the operation and effect of applicable bankruptcy, insolvency, moratorium, reorganization, receivership or other similar laws, statutes or rules now or hereafter in effect affecting the rights of creditors generally and the rights of taxing authorities.

                (B) The enforceability of the Agreement may require enforcement by a court of equity, and such enforcement is subject to such principles of equity as courts having jurisdiction may impose.

                (C) In rendering our opinion regarding the good standing of each Company, we have relied exclusively upon a Certificate of Good Standing, dated _______________, 1996, issued by the Maryland State Department of Assessments and Taxation.

                (D) Our Opinion is based solely upon the laws of the State of Maryland, and we are opining herein as to the subject transaction as though the laws of the United States of America and the State of Maryland were the only applicable laws. We assume no responsibility as to the applicability thereto or affect thereon of the laws of any other state or jurisdiction. As to matters governed or affected by laws of states other than the State of Maryland we have assumed that insofar as the substantive laws of any other state may be applicable to any opinions herein, such laws are identical to the substance of laws of the State of Maryland applied by us herein.

        This opinion is being furnished to you solely for your benefit and the benefit of your counsel and may not be relied upon by, nor copies of it delivered to, any other person or parties without our prior written consent.

                                      WHITEFORD, TAYLOR & PRESTON L.L.P.



                                      By:  ___________________________________

                                   EXHIBIT 6.2

                            INDEMNIFICATION AGREEMENT


         THIS INDEMNIFICATION AGREEMENT (this "Agreement") is made this _____ day of ___________, 1996, by LOUIS E. CAMPBELL, JR. and DONALD DEWULF (jointly and severally, the "Indemnifying Parties") to and for the benefit of LIFE CRITICAL CARE CORPORATION ("LCCC") and its successors and assigns (collectively, with LCCC, the "Indemnified Parties").

RECITALS

         Pursuant to an Asset Purchase Agreement dated January 22, 1996 (the "Purchase Agreement"), LCCC has acquired substantially all of the assets of Blue Water Medical Supply, Inc. ("Medical Supply") and of Blue Water Industrial Products, Inc. ("Industrial Products") (Medical Supply and Industrial Products are referred to herein collectively as the "Seller").

         Section 6.2 of the Purchase Agreement requires that, prior to any dissolution or termination of either or both of the companies comprising the Seller, the Indemnifying Parties, who were the sole stockholders of each Seller and who were active in the operations of the businesses of each company comprising the Seller prior to the closing under the Purchase Agreement, must execute and deliver to LCCC this Agreement and provide the indemnity herein set forth with respect to certain provisions of the Purchase Agreement.

         NOW, THEREFORE, in consideration of the foregoing, and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound, agree as follows:

         1. Indemnification. The Indemnifying Parties and each of them, jointly and severally, hereby agree to indemnify, save and keep the Indemnified Parties forever harmless against and from all liabilities to LCCC by the Seller under
Section 6.1 of the Purchase  Agreement and pursuant to the provisions of Section
6.1 of the Purchase Agreement to the same effect as if the Indemnifying Parties were the "Seller" under the Purchase Agreement; provided, however, that in no event shall the amount to be paid by the Indemnifying Parties pursuant to this Agreement exceed the amount of the aggregate Purchase Price actually paid to the Seller pursuant to the Purchase Agreement and further provided, however, that the indemnification hereunder shall only apply to claims, etc. that are included in notices to the Indemnifying Parties within one (1) year from the date of closing under the Purchase Agreement.

         1. Recitals. The foregoing recitals are and the same shall be included in the terms of this Agreement.

         2. Notice. Any notice provided for herein shall be validly given, made or served if in writing delivered personally or by certified mail return receipt requested, postage prepaid, addressed to the party at his last known address.

         3. Termination. This Agreement may only be terminated by the mutual agreement of the parties hereto, in writing.

         4. Entire Agreement. This instrument contains the entire agreement between the parties with respect to the matters contained herein. It may not be changed orally but only by agreement in writing and signed by the party against whom enforcement of any waiver, change, modification or discharge is sought.

         5. Choice of Law. The Agreement shall be construed, interpreted and enforced under the laws of the State of Maryland, exclusive of the conflicts of law rules of that State.

         6. Severability. In the event that one or more provisions of this Agreement shall be declared invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

         7. Counterparts. This Agreement may be executed in counterparts, each of which shall be an original, but all of which shall together constitute one document.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement under seal on the date first above written with the intention that it shall constitute a document under seal.

WITNESS:                            LIFE CRITICAL CARE CORPORATION


__________________________          By:___________________________(SEAL)


WITNESS:


__________________________          By:___________________________(SEAL)
                                       Louis E. Campbell, Jr.

WITNESS:


__________________________          By:___________________________(SEAL)
                                       Donald DeWulf

                                      -2-